Exhibit 99.1

Motorola Solutions Reports First-Quarter Results

•	Net sales of $1.9 billion, up 8 percent from first-quarter 2010

•	Total cash* of $6.2 billion with operating cash flow from continuing operations of $231 million, compared to $59 million in the year-ago quarter

•	Government sales of $1.2 billion, up 5 percent from first-quarter 2010

•	Enterprise sales of $695 million, up 14 percent from first-quarter 2010

•	GAAP EPS from continuing operations of $1.06, compared to $0.29 in the year-ago quarter

•	Non-GAAP** EPS from continuing operations*** of $0.54, an increase of 64 percent from the year-ago quarter

(In millions, except earnings per share)	Q1 2011	Q1 2010	Change
Total sales	$1,884	$1,740	8%
GAAP operating earnings	$170	$120	42%
Non-GAAP operating earnings	$267	$175	53%
GAAP EPS from continuing operations***	$1.06	$0.29	266%
Non-GAAP EPS from continuing operations***	$0.54	$0.33	64%

SCHAUMBURG, Ill. – April 28, 2011 – Motorola Solutions, Inc. (NYSE: MSI) announced today its first-quarter 2011 results highlighted by sales of $1.9 billion, up 8 percent from the first quarter of 2010 and driven by solid demand across both its Government and Enterprise segments.

“Motorola Solutions had an outstanding first quarter with revenue growth in all four of our geographic regions,” said Greg Brown, president and CEO, Motorola Solutions. “We maintained our focus on solid earnings and cash generation as our government and enterprise customers continued to seek solutions that drive improved efficiency and strong return on investment.”

GAAP operating earnings in the first quarter of 2011 were $170 million or 9 percent of sales, compared to $120 million or 7 percent of sales in the first quarter of 2010. GAAP earnings per share from continuing operations were $1.06, compared to $0.29 in the first quarter of 2010.

Non-GAAP operating earnings in the first quarter of 2011 were $267 million or 14 percent of sales, compared to $175 million or 10 percent of sales in the first quarter of 2010. Non-GAAP earnings per share from continuing operations were $0.54, compared to $0.33 in the first quarter of 2010. Non-GAAP financial information excludes after-tax benefits of approximately $0.52 per diluted share related to stock-based compensation expense, intangible assets amortization expense and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release.

During the first quarter of 2011, the company generated $231 million in operating cash flow from continuing operations and $191 million in operating cash flow from discontinued operations. We ended the quarter with total cash of $6.2 billion and net cash**** of $3.5 billion.

Government segment sales were $1.2 billion, up 5 percent from the year-ago quarter. GAAP operating earnings were $104 million or 9 percent of sales compared to $92 million or 8 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $139 million or 12 percent of sales compared to $98 million or 9 percent of sales in the year-ago quarter.

Government highlights:

•

Secured multi-million dollar contracts with Airwave in the United Kingdom; Fondo de Vigilancia y Seguridad in Colombia; Guarda Civil Metropolitana in Sao Paulo, Brazil; Cortland County in New York; Johnson County in Kansas; Berks County in Pennsylvania; and Brown County in Wisconsin

•

Announced with Verizon Wireless a first-of-its-kind solution that combines a private public safety-controlled broadband network tailored for mission-critical operations with the benefits of a leading commercial network

•

Began shipping APX7000XE Extreme P25 two-way radios for extreme environments with enhanced controls and increased noise suppression. Additionally, validated the strength of APX 7000XE product design with prestigious Red Dot Award, an internationally recognized quality label for excellent design that emphasizes the importance of design in business

Enterprise segment sales were $695 million, up 14 percent from the year-ago quarter. GAAP operating earnings were $66 million or 9 percent of sales compared to $28 million or 5 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $128 million or 18 percent of sales compared to $77 million or 13 percent of sales in the year-ago quarter.

Enterprise highlights:

•	Continued strong growth across all regions, and particularly in Europe with major contracts such as transportation and logistics wins with General Logistics Systems in Germany and Correos in Spain

•

Reported results of annual retail survey, in which 55 percent of retailers cited shoppers are better connected to information than store associates, emphasizing the need for technology solutions that deliver real-time information in store settings

•	Recognized by RFID Journal as best-known brand in radio-frequency identification (RFID)

Networks Financial Results

First-quarter net earnings from discontinued operations were $132 million. Discontinued operations substantially relate to the portion of the company’s Networks business expected to be acquired by Nokia Siemens Networks on April 29, 2011.

Second-Quarter 2011 Outlook

The company expects to see growth across both government and enterprise segments. Second-quarter sales are expected to grow between 4 and 5 percent over the second quarter of 2010 with EPS from continuing operations of $0.46 to $0.51. This outlook excludes the portion of the Networks business expected to be acquired by Nokia Siemens Networks as well as stock-based compensation expense, intangible assets amortization expense and charges associated with items of the variety typically highlighted by the company in its quarterly earnings releases. The company now expects full-year revenue growth to track toward 4 to 4.5 percent with operating earnings of 16 to 16.5 percent of sales.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	First Quarter
(In millions, except per share amounts)	2011	2010
Net sales	$1,884	$1,740
Gross margin	942	853
Operating earnings	170	120
Earnings from continuing operations***	365	97
Net earnings ***	497	69

Diluted earnings per common share from continuing operations: ***	$1.06	$0.29

Weighted average diluted common shares outstanding	344.2	334.5

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the first quarter of 2011.

(per diluted common share)	First Quarter 2011

GAAP Earnings per Common Share	$1.06

Highlighted Items:
Reduction in deferred tax valuation allowance	(0.71)
Reorganization of business charges	0.02

Total Highlighted Items	(0.69)

Stock-based compensation expense	0.08
Intangible assets amortization expense	0.09

Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.17

Total Non-GAAP Adjustments	(0.52)

Non-GAAP Earnings per Common Share	$0.54

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) on Thursday, April 28. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. We have provided these non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, statements about the timing and financial impact of the launch of new products, the impact of the separation of Motorola, Inc. into two independent, public companies, and Motorola Solutions’ financial outlook for the second quarter of 2011. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 12 through 25 in Item 1A of Motorola Solutions, Inc.’s 2010 Annual Report on Form 10-K, and in its other SEC filings available for free on the SEC’s website at http://www.sec.gov/www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements.

Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) possible negative effects on the company’s business operations, financial performance or assets as a result of the separation into two independent, publicly traded companies, which may include: (i) diminished purchasing leverage and increased exposure to market fluctuations as a result of being a smaller, more focused company, (ii) ongoing obligations relating to certain debt and pension liabilities and certain corporate litigation matters retained by Motorola Solutions after the separation, (iii) the increased percentage of cash and cash equivalents retained by Motorola Solutions after the separation being held outside of the U.S., and (iv) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (2) the economic outlook for the government and enterprise communications industries; (3) the level of demand for the company’s products, particularly if businesses and governments defer purchases in response to tighter credit; (4) the company’s ability to introduce new products and technologies in a timely manner; (5) unexpected negative consequences from the company’s restructuring and cost reduction activities; (6) negative impact on the company’s business from global economic conditions, which may include: (i) the inability of customers to obtain financing for purchases of the company’s products; (ii) the viability of the company’s suppliers that may no longer have access to necessary financing; (iii) changes in the value of investments held by the company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the company’s debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the company’s financial position; and (vi) difficulties or increased costs for the company in obtaining financing; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and recent events in Japan; (8) risks related to dependence on certain key suppliers; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (10) risks related to the company’s manufacturing and business operations in foreign countries; (11) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (13) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the company when competing for business in foreign markets; (16) the impact of changes in governmental policies, laws or regulations; (17) the outcome of currently ongoing and future tax matters; and (18) negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

* Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) and short-term investments

** Non-GAAP earnings per share excludes from GAAP earnings per share the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items

*** Amounts attributable to Motorola Solutions, Inc. common stockholders

**** Net cash = Total cash - Total debt (Notes payable and current portion of long-term debt + Long-term debt)

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication products and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2011 Motorola Solutions, Inc. All rights reserved.

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	April 2, 2011	April 3, 2010
Net sales from products	$1,424	$1,291
Net sales from services	460	449

Net sales	1,884	1,740

Costs of products sales	656	594
Costs of services sales	286	293

Costs of sales	942	887

Gross margin	942	853

Selling, general and administrative expenses	468	454
Research and development expenditures	249	258
Other charges (income)	5	(30)
Intangibles amortization	50	51

Operating earnings	170	120

Other income (expense):
Interest expense, net	(20)	(33)
Gain on sales of investments and businesses, net	18	7
Other	5	15

Total other income (expense)	3	(11)

Earnings from continuing operations before income taxes	173	109

Income tax expense (benefit)	(186)	13

Earnings from continuing operations	359	96

Earnings (loss) from discontinued operations, net of tax	132	(28)

Net earnings	491	68

Less: Loss attributable to noncontrolling interests	(6)	(1)

Net earnings attributable to Motorola Solutions, Inc.	$497	$69

Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings from continuing operations, net of tax	$365	$97
Earnings (loss) from discontinued operations, net of tax	132	(28)

Net earnings	$497	$69

Earnings (loss) per common share
Basic:
Continuing operations	$1.08	$0.29
Discontinued operations	0.39	(0.08)

	$1.47	$0.21

Diluted:
Continuing operations	$1.06	$0.29
Discontinued operations	0.38	(0.08)

	$1.44	$0.21

Weighted average common shares outstanding
Basic	337.4	330.8
Diluted	344.2	334.5

	Percentage of Net Sales*
Net sales from products	75.6%	74.2%
Net sales from services	24.4%	25.8%

Net sales	100%	100%

Costs of products sales	46.1%	46.0%
Costs of services sales	62.2%	65.3%

Costs of sales	50.0%	51.0%

Gross margin	50.0%	49.0%

Selling, general and administrative expenses	24.8%	26.1%
Research and development expenditures	13.2%	14.8%
Other charges (income)	0.3%	-1.7%
Intangibles amortization	2.7%	2.9%

Operating earnings	9.0%	6.9%

Other income (expense):
Interest expense, net	-1.1%	-1.9%
Gain on sales of investments and businesses, net	1.0%	0.4%
Other	0.3%	0.9%

Total other income (expense)	0.2%	-0.6%

Earnings from continuing operations before income taxes	9.2%	6.3%
Income tax expense (benefit)	-9.9%	0.7%

Earnings from continuing operations	19.1%	5.5%
Earnings (loss) from discontinued operations, net of tax	7.0%	-1.6%

Net earnings	26.1%	3.9%
Less: Loss attributable to noncontrolling interests	-0.3%	-0.1%

Net earnings attributable to Motorola Solutions, Inc.	26.4%	4.0%

*	Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	April 2,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$2,764	$4,208
Sigma Fund and short-term investments	3,455	4,655
Accounts receivable, net	1,406	1,547
Inventories, net	521	521
Deferred income taxes	911	871
Other current assets	751	748
Current assets held for disposition	1,053	4,604

Total current assets	10,861	17,154

Property, plant and equipment, net	915	922
Sigma Fund	29	70
Investments	166	172
Deferred income taxes	1,984	1,920
Goodwill	1,429	1,429
Other assets	720	734
Non-current assets held for disposition	456	3,176

Total assets	$16,560	$25,577

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$605	$605
Accounts payable	560	731
Accrued liabilities	2,793	2,574
Current liabilities held for disposition	946	4,800

Total current liabilities	4,904	8,710

Long-term debt	2,093	2,098
Other liabilities	3,011	3,045
Non-current liabilities held for disposition	146	737

Total Motorola Solutions, Inc. stockholders’ equity	6,310	10,885

Noncontrolling interests	96	102

Total liabilities and stockholders’ equity	$16,560	$25,577

Financial Ratios:
Total cash*	$6,248	$8,933
Net cash**	3,550	6,230

*	Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments
**	Net cash = Total cash - Notes payable and current portion of long-term debt - Long-term debt

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	April 2, 2011	April 3, 2010
Operating
Net earnings attributable to Motorola Solutions, Inc.	$497	$69
Loss attributable to the noncontrolling interest	(6)	(1)

Net earnings	491	68
Earnings (loss) from discontinued operations, net of tax	132	(28)

Earnings from continuing operations	359	96
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	91	87
Non-cash other charges	(8)	(32)
Share-based compensation expense	39	33
Gain on sales of investments and businesses, net	(18)	(7)
Deferred income taxes, including change in valuation allowance	(114)	18
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	175	195
Inventories	(10)	(15)
Other current assets	(13)	(70)
Accounts payable and accrued liabilities	(221)	(197)
Other assets and liabilities	(49)	(49)

Net cash provided by operating activities	231	59

Investing
Acquisitions and investments, net	—	(3)
Proceeds from sales of investments and businesses, net	52	18
Capital expenditures	(27)	(37)
Proceeds from sales of property, plant and equipment	1	27
Proceeds from sales (purchases) of Sigma Fund investments, net	1,241	(116)
Purchases of short-term investments, net	—	(4)

Net cash provided by (used for) investing activities	1,267	(115)

Financing
Repayment of short-term borrowings, net	—	(4)
Repayment of debt	—	(1)
Distribution of Motorola Mobility	(3,200)	—
Issuance of common stock	70	63
Distribution from discontinued operations	211	398

Net cash provided by (used for) financing activities	(2,919)	456

Discontinued Operations
Net cash provided by operating activities from discontinued operations	191	424
Net cash used for investing activities from discontinued operations	(6)	(49)
Net cash used for financing activities from discontinued operations	(211)	(398)

Effect of exchange rate changes on cash and cash equivalents from discontinued operations	26	23

Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents	(23)	(81)

Net increase (decrease) in cash and cash equivalents	(1,444)	319
Cash and cash equivalents, beginning of period	4,208	2,869

Cash and cash equivalents, end of period	$2,764	$3,188

Financial Ratios:
Free cash flow*	$204	$22

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales and Operating earnings by reportable segment for the three months ended April 2, 2011 and April 3, 2010.

	Net Sales
	Three Months Ended April 2, 2011	Three Months Ended April 3, 2010	% Change from 2010
Government	$1,189	$1,132	5%
Enterprise	695	608	14%

Company Totals	$1,884	$1,740	8%

	Operating Earnings
	Three Months Ended April 2, 2011	Three Months Ended April 3, 2010	% Change from 2010
Government	$104	$92	13%
Enterprise	66	28	136%

Company Totals	$170	$120	42%

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	April 2, 2011			April 3, 2010
	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results
Net sales	$1,884	$—	$1,884	$1,740	$—	$1,740
Costs of sales	942	6	936	887	5	882

Gross margin	942	(6)	948	853	(5)	858

Selling, general and administrative expenses	468	29	439	454	19	435
Research and development expenditures	249	7	242	258	10	248
Other charges (income)	5	5	—	(30)	(30)	—
Intangibles amortization	50	50	—	51	51	—

Operating earnings	170	(97)	267	120	(55)	175

Other income (expense):
Interest expense, net	(20)	—	(20)	(33)	—	(33)
Gain on sales of investments and businesses, net	18	—	18	7	—	7
Other	5	—	5	15	—	15

Total other income (expense)	3	—	3	(11)	—	(11)

Earnings from continuing operations before income taxes	173	(97)	270	109	(55)	164
Income tax expense (benefit)	(186)	(277)	91	13	(40)	53

Earnings from continuing operations	359	180	179	96	(15)	111
Earnings (loss) from discontinued operations, net of tax	132	132	—	(28)	(28)	—

Net earnings	491	312	179	68	(43)	111

Less: Earnings attributable to noncontrolling interests	(6)	—	(6)	(1)	—	(1)

Net earnings attributable to Motorola Solutions, Inc.	$497	$312	$185	$69	$(43)	$112

Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings from continuing operations, net of tax	$365	$180	$185	$97	$(15)	$112
Earnings (loss) from discontinued operations, net of tax	132	132	—	(28)	(28)	—

Net earnings	$497	$312	$185	$69	$(43)	$112

Earnings (loss) per common share
Basic:
Continuing operations	$1.08	$0.53	$0.55	$0.29	$(0.05)	$0.34
Discontinued operations	0.39	0.39	—	(0.08)	(0.08)	—

	$1.47	$0.92	$0.55	$0.21	$(0.13)	$0.34

Diluted:
Continuing operations	$1.06	$0.52	$0.54	$0.29	$(0.04)	$0.33
Discontinued operations	0.38	0.38	—	(0.08)	(0.08)	—

	$1.44	$0.90	$0.54	$0.21	$(0.13)	$0.33

Weighted average common shares outstanding
Basic	337.4	337.4	337.4	330.8	330.8	330.8
Diluted	344.2	344.2	344.2	334.5	334.5	334.5

Percentage of Net Sales*
Net sales	100%		100%	100%		100%
Costs of sales	50.0%		49.7%	51.0%		50.7%

Gross margin	50.0%		50.3%	49.0%		49.3%

Selling, general and administrative expenses	24.8%		23.3%	26.1%		25.0%
Research and development expenditures	13.2%		12.8%	14.8%		14.3%
Other charges (income)	0.3%		0.0%	-1.7%		0.0%
Intangibles amortization	2.7%		0.0%	2.9%		0.0%

Operating earnings	9.0%		14.2%	6.9%		10.1%

Other income (expense):
Interest expense, net	-1.1%		-1.1%	-1.9%		-1.9%
Gain on sales of investments and businesses, net	1.0%		1.0%	0.4%		0.4%
Other	0.3%		0.3%	0.9%		0.9%

Total other income (expense)	0.2%		0.2%	-0.6%		-0.6%

Earnings from continuing operations before income taxes	9.2%		14.3%	6.3%		9.4%
Income tax expense (benefit)	-9.9%		4.8%	0.7%		3.0%

Earnings from continuing operations	19.1%		9.5%	5.5%		6.4%
Earnings (loss) from discontinued operations, net of tax	7.0%		0.0%	-1.6%		0.0%

Net earnings	26.1%		9.5%	3.9%		6.4%

Less: Earnings attributable to noncontrolling interests	-0.3%		-0.3%	-0.1%		-0.1%

Net earnings attributable to Motorola Solutions, Inc.	26.4%		9.8%	4.0%		6.4%

*	Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2011

		TOTAL	Government	Enterprise
Net sales		$1,884	$1,189	$695
Operating earnings		$170	$104	$66

Above-OE non-GAAP adjustments by P&L statement line:	Statement Line

Reorganization of business charges	Cost of sales	3	3	—
Stock-based compensation expense	Cost of sales	3	2	1
Stock-based compensation expense	SG&A and R&D	36	24	12
Reorganization of business charges	Other charges (income)	5	5	—
Intangibles amortization expense	Intangibles amortization	50	1	49

Less: Total above-OE non-GAAP adjustments		97	35	62

Operating earnings after non-GAAP adjustments		$267	$139	$128

Operating earnings as a percentage of net sales - GAAP		9.0%	8.7%	9.5%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		14.2%	11.7%	18.4%

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$50	$18	$32	$0.09
Stock-based compensation expense	Cost of sales, SG&A and R&D	39	11	28	0.08
Reorganization of business charges	Cost of sales and Other charges (income)	8	4	4	0.02
Reduction in deferred tax valuation allowance	Income tax benefit	—	244	(244)	(0.71)

Total continuing operations impact		$97	$277	$(180)	$(0.52)